Exhibit 99.3
EXECUTION COUNTERPART
$600,000,000
CREDIT AGREEMENT
dated as of October 26, 2006
among
PECO ENERGY COMPANY
as Borrower,
VARIOUS FINANCIAL INSTITUTIONS
as Lenders,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
BANK OF AMERICA, N.A.
and
THE BANK OF NOVA SCOTIA
as Co-Syndication Agents
and
THE BANK OF NEW YORK
and
THE BANK OF TOKYO-MITSUBISHI UFG, LTD.,
as Co-Documentation Agents
BANC OF AMERICA SECURITIES LLC
and
THE BANK OF NOVA SCOTIA
Co-Lead Arrangers and Joint Book Runners

(continued)

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(continued)

		Page
ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01	Representations and Warranties of the Borrower	32

ARTICLE V
COVENANTS OF THE BORROWER

SECTION 5.01	Affirmative Covenants	33
SECTION 5.02	Negative Covenants	37

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01	Events of Default	39

ARTICLE VII
THE AGENTS

SECTION 7.01	Authorization and Action	41
SECTION 7.02	Administrative Agent’s Reliance, Etc.	41
SECTION 7.03	Administrative Agent and Affiliates	42
SECTION 7.04	Lender Credit Decision	42
SECTION 7.05	Indemnification	42
SECTION 7.06	Successor Administrative Agent	42
SECTION 7.07	Co-Documentation Agents, Co-Syndication Agents and Co-Lead Arrangers	43

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01	Amendments, Etc.	43
SECTION 8.02	Notices, Etc.	44
SECTION 8.03	No Waiver; Remedies	44
SECTION 8.04	Costs and Expenses; Indemnification	44
SECTION 8.05	Right of Set-off	45
SECTION 8.06	Binding Effect	45
SECTION 8.07	Assignments and Participations	45
SECTION 8.08	Governing Law	49
SECTION 8.09	Consent to Jurisdiction; Certain Waivers	49
SECTION 8.10	Waiver of Jury Trial	49

-ii-

(continued)

		Page
SECTION 8.11	Execution in Counterparts; Integration	49
SECTION 8.12	USA PATRIOT ACT NOTIFICATION	50
SECTION 8.13	Termination of Existing Credit Facilities	50

-iii-

(continued)

SCHEDULE I	PRICING SCHEDULE	Page
SCHEDULE II	COMMITMENTS
SCHEDULE III	EXISTING CREDIT FACILITIES

EXHIBIT A	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B	FORM OF NOTICE OF BORROWING
EXHIBIT C	FORM OF INCREASE REQUEST
EXHIBIT D	FORM OF OPINION OF COUNSEL
EXHIBIT E	FORM OF ANNUAL AND QUARTERLY COMPLIANCE CERTIFICATE

-iv-

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT dated as of October 26, 2006 is among PECO ENERGY COMPANY, the banks listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A. and THE BANK OF NOVA SCOTIA, as Co-Syndication Agents, and THE BANK OF NEW YORK and THE BANK OF TOKYO-MITSUBISHI UFG, LTD., as Co-Documentation Agents. The parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
     SECTION 1.01 Certain Defined Terms. As used in this Agreement, each of the following terms shall have the meaning set forth below (each such meaning to be equally applicable to both the singular and plural forms of the term defined):
     “Adjusted Funds From Operations” means, for any period, Net Cash Flows From Operating Activities for such period plus Interest Expense for such period minus (x) the portion (but not less than zero) of Net Cash Flows From Operating Activities for such period attributable to any consolidated Subsidiary that has no Debt other than Nonrecourse Indebtedness and (y) Transitional Funding Instrument Revenue for such period.
     “Administrative Agent” means JPMCB in its capacity as administrative agent for the Lenders pursuant to Article VII, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Section 7.06.
     “Administrative Questionnaire” means an administrative questionnaire, substantially in the form supplied by the Administrative Agent, completed by a Lender and furnished to the Administrative Agent in connection with this Agreement.
     “Advance” means an advance by a Lender to the Borrower hereunder. An Advance may be a Base Rate Advance or a Eurodollar Advance, each of which shall be a “Type” of Advance.
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
     “Agents” means the Administrative Agent, the Co-Documentation Agents and the Co-Syndication Agents; and “Agent” means any one of the foregoing.
     “Aggregate Commitment Amount” means the total of the Commitment Amounts of all Lenders as in effect from time to time.
     “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Advance.
     “Applicable Margin” — see Schedule I.

     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A.
     “Base Rate” means, for any period, a fluctuating interest rate per annum at all times equal to the higher of:
     (a) the Prime Rate; and
     (b) the sum of 0.5% per annum plus the Federal Funds Rate in effect from time to time.
     “Base Rate Advance” means an Advance that bears interest as provided in Section 2.06(a).
     “Borrower” means PECO Energy Company, a Pennsylvania corporation, or any Eligible Successor thereof.
     “Borrowing” means a group of Advances of the same Type made, continued or converted on the same day by the Lenders ratably according to their Pro Rata Shares and, in the case of a Borrowing of Eurodollar Advances, having the same Interest Period.
     “Business Day” means a day on which banks are not required or authorized to close in Philadelphia, Pennsylvania, Chicago, Illinois or New York, New York, and, if the applicable Business Day relates to any Eurodollar Advance, on which dealings are carried on in the London interbank market.
     “Code” means the Internal Revenue Code of 1986.
     “Co-Documentation Agent” means each of The Bank of New York and The Bank of Tokyo-Mitsubishi UFG, Ltd. in its capacity as a co-documentation agent hereunder.
     “Co-Lead Arranger” means each of Banc of America Securities LLC and The Bank of Nova Scotia in its capacity as a Co-Lead Arranger.
     “Co-Syndication Agent” means each of Barclays Bank PLC and Bank of America, N.A. in its capacity as a co-syndication agent hereunder.
     “ComEd” means Commonwealth Edison Company, an Illinois corporation, or any successor thereof.
     “ComEd Entity” means ComEd and each of its Subsidiaries.
     “Commitment” means, for any Lender, such Lender’s commitment to make Advances and participate in Facility LCs hereunder.
     “Commitment Amount” means, for any Lender at any time, the amount set forth opposite such Lender’s name on Schedule II attached hereto or, if such Lender has entered into any

Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.18.
     “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.
     “Credit Extension” means the making of an Advance or the issuance or modification of a Facility LC hereunder.
     “Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases that shall have been or are required to be, in accordance with GAAP, recorded as capital leases, (v) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.
     “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
     “Effective Date” means the date on which all conditions precedent set forth in Section 3.01 have been satisfied.
     “Eligible Assignee” means (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; (iv) the central bank of any country that is a member of the OECD; (v) any Lender; or (vi) any Affiliate (excluding any individual) of a Lender; provided that, unless otherwise agreed by the Borrower and the Administrative Agent in their sole discretion, (A) any Person described in clause (i), (ii) or (iii) above shall also (x) have outstanding unsecured long-term debt that is rated BBB- or better by S&P and Baa3 or better by Moody’s (or an equivalent rating by another nationally recognized credit rating agency of similar standing if either such corporation is no longer in the business of rating unsecured indebtedness of entities engaged in such businesses)

and (y) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $100,000,000 (or its equivalent in foreign currency), and (B) any Person described in clause (ii), (iii), (iv), (v) or (vi) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.14(e)).
     “Eligible Successor” means a Person that (i) is a corporation, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (ii) as a result of a contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of the Borrower or Exelon, as applicable, (iii) upon giving effect to such contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (iv) in the case of the Borrower, is acceptable to the Majority Lenders as a credit matter.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System.
     “Eurodollar Advance” means any Advance that bears interest as provided in Section 2.06(b).
     “Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
     “Eurodollar Rate” means, for each Interest Period for each Eurodollar Advance made as part of a Borrowing, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars having a maturity equal to such Interest Period, as reported by any generally recognized financial information service as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period; provided that if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the Eurodollar Rate for such Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which JPMCB or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of JPMCB’s relevant Eurodollar Advance and having a maturity equal to such Interest Period.
     “Eurodollar Rate Reserve Percentage” of any Lender for any Interest Period means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
     “Event of Default” — see Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exelon” means Exelon Corporation, a Pennsylvania corporation, or any Eligible Successor thereof.
     “Existing Credit Facilities” means the credit facilities listed on Schedule III.
     “Existing Letter of Credit” means each letter of credit issued by an LC Issuer hereunder and specified by the Borrower to the Administrative Agent on the Effective Date.
     “Exiting Lender” — see Section 2.17.7.
     “Facility Fee Rate” — see Schedule I.
     “Facility LC” means any letter of credit issued pursuant to Section 2.16 and any Existing Letter of Credit.
     “Facility LC Application” — see Section 2.16.3.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “GAAP” — see Section 1.03.
     “Genco” means Exelon Generation Company, LLC, a Pennsylvania limited liability company.
     “Granting Bank” — see Section 8.07(h).
     “Hedging Obligations” means the obligations of the Borrower under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

     “Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters of the Borrower, the ratio of Adjusted Funds From Operations for such period to Net Interest Expense for such period.
     “Interest Expense” means, for any period, “interest expense” as shown on a consolidated statement of income of the Borrower for such period prepared in accordance with GAAP plus Interest Expense to Affiliates for such period.
     “Interest Expense to Affiliates” means, for any period, “Interest Expense to Affiliates” as shown on a consolidated statement of income of the Borrower for such period.
     “Interest Period” means, for each Eurodollar Advance, the period commencing on the date such Eurodollar Advance is made or is converted from a Base Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 14 days or 1, 2, 3 or 6 months, as the Borrower may select in accordance with Section 2.02 or 2.09; provided that:
     (i) the Borrower may not select any Interest Period that ends after the latest scheduled Termination Date;
     (ii) Interest Periods commencing on the same date for Advances made as part of the same Borrowing shall be of the same duration;
     (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day;
     (iv) if there is no day in the appropriate calendar month at the end of such Interest Period numerically corresponding to the first day of such Interest Period, then such Interest Period shall end on the last Business Day of such appropriate calendar month; and
     (v) the Borrower may not select any Interest Period for an Advance if, after giving effect thereto, the aggregate principal amount of all Eurodollar Advances that have Interest Periods ending after the next scheduled Termination Date for any Lender plus the stated amount of all Facility LCs that have scheduled expiry dates after such Termination Date would exceed the remainder of (a) the Aggregate Commitment minus (b) the aggregate amount of the Commitments that are scheduled to terminate on such Termination Date.
     “JPMCB” means JPMorgan Chase Bank, N.A., a national banking association.
     “LC Fee Rate” — see Schedule I.

     “LC Issuer” means Bank of America, N.A., The Bank of Nova Scotia and any other Lender that, with the consent of the Borrower and the Administrative Agent, agrees to issue Facility LCs hereunder, in each case in its capacity as the issuer of the applicable Facility LCs.
     “LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.
     “LC Payment Date” — see Section 2.16.5.
     “Lenders” means each of the financial institutions listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.
     “Lien” means any lien (statutory or other), mortgage, pledge, security interest or other charge or encumbrance, or any other type of preferential arrangement (including the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).
     “Majority Lenders” means Lenders having Pro Rata Shares of more than 50% (provided that, for purposes of this definition, neither the Borrower nor any of its Affiliates, if a Lender, shall be included in calculating the amount of any Lender’s Pro Rata Share or the amount of the Commitment Amounts or Outstanding Credit Extensions, as applicable, required to constitute more than 50% of the Pro Rata Shares).
     “Material Adverse Change” and “Material Adverse Effect” each means, relative to any occurrence, fact or circumstances of whatsoever nature (including any determination in any litigation, arbitration or governmental investigation or proceeding), (i) any materially adverse change in, or materially adverse effect on, the financial condition, operations, assets or business of the Borrower and its consolidated Subsidiaries, taken as a whole, provided that, except as otherwise expressly provided herein, the assertion against the Borrower or any Subsidiary of liability for any obligation arising under ERISA for which the Borrower or such Subsidiary bore joint and several liability with any ComEd Entity, or the payment by the Borrower or any Subsidiary of any such obligation, shall not be considered in determining whether a Material Adverse Change or Material Adverse Effect has occurred); or (ii) any materially adverse effect on the validity or enforceability against the Borrower of this Agreement.
     “Modify” and “Modification” — see Section 2.16.1.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term public debt securities without third-party credit enhancement (it being understood that if the Borrower does not have any outstanding debt securities of the type described above but has an indicative rating from Moody’s for debt securities of such type, then such indicative rating shall be used for determining the “Moody’s Rating”).

     “Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Exelon or any other member of the Controlled Group is a party to which more than one employer is obligated to make contributions.
     “Net Cash Flows From Operating Activities” means, for any period, “Net Cash Flows provided by Operating Activities” as shown on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, excluding any “working capital changes” (as shown on such statement of cash flows) taken into account in determining such Net Cash Flows provided by Operating Activities.
     “Net Interest Expense” means, for any period, the total of (a) Interest Expense for such period minus (b) Interest Expense to Affiliates for such period to the extent included in the amount referred to in clause (a) and related to (i) interest payments on debt obligations that are subordinated to the obligations of the Borrower under this Agreement, (ii) interest on Nonrecourse Indebtedness or (iii) Transitional Funding Instrument Interest.
     “Nonrecourse Indebtedness” means any Debt that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Debt is owed has no recourse whatsoever to the Borrower or any of its Affiliates other than:
     (i) recourse to the named obligor with respect to such Debt (the “Debtor”) for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset;
     (ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Debt in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Debt, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and
     (iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.
     “Notice of Borrowing” — see Section 2.02(a).
     “OECD” means the Organization for Economic Cooperation and Development.
     “Outstanding Credit Extensions” means the sum of the aggregate principal amount of all outstanding Advances plus all LC Obligations.

     “PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
     “PECO Mortgage” means the First and Refunding Mortgage, dated as of May 1, 1923, between the Borrower (as successor to The Counties Gas & Electric Company) and Wachovia Bank, National Association (as successor Trustee).
     “Permitted Encumbrance” means (a) any right reserved to or vested in any municipality or other governmental or public authority (i) by the terms of any right, power, franchise, grant, license or permit granted or issued to the Borrower or (ii) to purchase or recapture or to designate a purchaser of any property of the Borrower; (b) any easement, restriction, exception or reservation in any property and/or right of way of the Borrower for the purposes of roads, pipelines, transmission lines, distribution lines, transportation lines or removal of minerals or timber or for other like purposes or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which, in each case described in this clause (b), whether considered individually or collectively with all other items described in this clause (b), do not materially impair the use of the relevant property and/or rights of way for the purposes for which such property and/or rights of way are held by the Borrower; (c) rights reserved to or vested in any municipality or other governmental or public authority to control or regulate any property of the Borrower or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Borrower; and (d) obligations or duties of the Borrower to any municipality or other governmental or public authority that arise out of any franchise, grant, license or permit and that affect any property of the Borrower.
     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
     “Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any other member of the Controlled Group may have any liability.
     “Prime Rate” means a rate per annum equal to the prime rate of interest announced by JPMCB (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
     “Principal Subsidiary” means (a) each Utility Subsidiary and (b) each other Subsidiary (i) the consolidated assets of which, as of the date of any determination thereof, constitute at least 10% of the consolidated assets of the Borrower or (ii) the consolidated earnings before taxes of which constitute at least 10% of the consolidated earnings before taxes of the Borrower for the most recently completed fiscal year.
     “Pro Rata Share” means, with respect to a Lender, the percentage that such Lender’s Commitment Amount (or, after the Commitments have terminated, the principal amount of such Lender’s outstanding Advances plus the amount of such Lender’s participation in all LC Obligations) is of the Aggregate Commitment Amount (or, after the Commitments have terminated, the principal amount of all outstanding Advances plus all LC Obligations); provided that if, pursuant to Section 2.17.7, an Exiting Lender is not paid in full on, or retains participations in Facility LCs after, its scheduled Termination Date, then so long as the Termination Date for all other Lenders has not occurred, such Exiting Lender’s “Pro Rata Share” shall be (a) for purposes of determining the Majority Lenders, an amount equal to the principal amount of its outstanding Loans plus the amount of its participations in Facility LCs; (b) for purposes of determining (i) the amount of such Exiting Lender’s share of a requested Borrowing or (ii) such Exiting Lender’s participation in any Facility LC that is issued, or in any increase in the stated amount of any Facility LC that occurs, after such Exiting Lender’s Termination Date, zero; and (c) for purposes of determining the allocation of any payment by the Borrower among the Lenders, the percentage that the amount (if any) of principal, Reimbursement Obligations, interest and fees or other amounts of the type being paid that is owed by the Borrower to such Exiting Lender hereunder is of the aggregate amount of principal, Reimbursement Obligations, interest, fees or other amounts of the type being paid that is owed by the Borrower to all Lenders (including all Exiting Lenders) hereunder.
     “Register” — see Section 8.07(c).
     “Reimbursement Obligations” means the outstanding obligations of the Borrower under Section 2.16 to reimburse an LC Issuer for amounts paid by such LC Issuer in respect of any drawing under a Facility LC.
     “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and regulations issued under such section with respect to a Plan, excluding such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
     “S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Borrower’s senior unsecured long-term public debt securities without third-party credit enhancement (it being understood that if the Borrower does not have any outstanding debt securities of the type described above but has an indicative rating from S&P for debt securities of such type, then such indicative rating shall be used for determining the “S&P Rating”).
     “Single Employer Plan” means a Plan maintained by the Borrower or any other member of the Controlled Group for employees of the Borrower or any other member of the Controlled Group.
     “SPC” — see Section 8.07(h).
     “Special Purpose Subsidiary” means a direct or indirect wholly owned corporate Subsidiary, substantially all of the assets of which are “intangible transition property” (as defined in 66 Pa. Cons. Stat. Ann. ss.2812(g) or any successor provision of similar import) and proceeds thereof, formed solely for the purpose of holding such assets and issuing Transitional Funding Instruments, and which complies with the requirements customarily imposed on bankruptcy-remote corporations in receivables securitizations.
     “Subsidiary” means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person (whether directly or through one or more other Subsidiaries). Unless otherwise indicated, each reference to a “Subsidiary” means a Subsidiary of the Borrower.
     “Taxes” — see Section 2.14.
     “Termination Date” means, for any Lender, the earlier of (i) the fifth anniversary of the Effective Date (subject to extension as provided in Section 2.17) or (ii) the date on which such Lender’s Commitment is terminated or reduced to zero in accordance with the terms hereof.
     “Transitional Funding Instrument” means any instrument, pass-through certificate, note, debenture, certificate of participation, bond, certificate of beneficial interest or other evidence of indebtedness or instrument evidencing a beneficial interest that (i) is a “transition bond” (as defined in 66 Pa. Cons. Stat. Ann. ss.2812(g)) representing a securitization of “intangible transition property” (as defined in such statute) and (ii) is (A) issued pursuant to a financing order of the Pennsylvania Public Utility Commission at the request of the Borrower pursuant to state legislation that is enacted to facilitate the recovery of certain specified costs by electric utilities through non-bypassable cent per kilowatt hour charges and/or demand charges authorized pursuant to such order to be applied and invoiced to customers of the Borrower and (B) secured by or otherwise payable solely from such non-bypassable charges.
     “Transitional Funding Instrument Interest” means, for any period, the portion of Interest Expense for such period that was payable in respect of Transitional Funding Instruments.
     “Transitional Funding Instrument Revenue” means, for any period, the portion of consolidated revenue for such period attributable to charges invoiced to customers in respect of Transitional Funding Instruments.
     “Type” — see the definition of Advance.
     “Unfunded Liabilities” means, (i) in the case of any Single Employer Plan, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, and (ii) in the case of any Multiemployer Plan, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from such Multiemployer Plan.
     “Unmatured Event of Default” means any event which (if it continues uncured) will, with lapse of time or notice or both, become an Event of Default.

     “Utility Subsidiary” means each Subsidiary that is engaged principally in the transmission or distribution of electricity or gas and is subject to rate regulation as a public utility by federal or state regulatory authorities.
     “Utilization Fee Rate” — see Schedule I.
     SECTION 1.02 Other Interpretive Provisions. In this Agreement, (a) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (b) the term “including” means “including without limitation”; and (c) unless otherwise indicated, (i) any reference to an Article, Section, Exhibit or Schedule means an Article or Section hereof or an Exhibit or Schedule hereto; (ii) any reference to a time of day means such time in Chicago, Illinois; (iii) any reference to a law or regulation means such law or regulation as amended, modified or supplemented from time to time and includes all statutory and regulatory provisions consolidating, replacing or interpreting such law or regulation; and (d) any reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented or otherwise modified from time to time.
     SECTION 1.03 Accounting Principles.
     (a) As used in this Agreement, “GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Borrower’s audited consolidated financial statements as of December 31, 2005 and for the fiscal year then ended, as such principles may be revised as a result of changes in GAAP implemented by the Borrower subsequent to such date. In this Agreement, except to the extent, if any, otherwise provided herein, all accounting and financial terms shall have the meanings ascribed to such terms by GAAP, and all computations and determinations as to accounting and financial matters shall be made in accordance with GAAP. In the event that the financial statements generally prepared by the Borrower apply accounting principles other than GAAP (including as a result of any event described in Section 1.03(b)), the compliance certificate delivered pursuant to Section 5.01(b)(iv) accompanying such financial statements shall include information in reasonable detail reconciling such financial statements to GAAP to the extent relevant to the calculations set forth in such compliance certificate.
     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.
     SECTION 1.04 Letter of Credit Amounts. For purposes of determining the stated amount of any Facility LC, (a) if a Facility LC provides for one or more automatic increases in the amount available to be drawn thereunder (as a result of lapse of time, the occurrence of certain events or otherwise), then the stated amount thereof shall be the maximum amount available to be drawn thereunder during the remaining term thereof assuming all such increases take effect, regardless of whether such maximum amount is then available; and (b) if a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of International Standby Practices 1998, then the stated amount of such Facility LC shall be deemed to be the amount remaining available to be drawn thereunder.
ARTICLE II
AMOUNTS AND TERMS OF THE COMMITMENTS
     SECTION 2.01 Commitments. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to (a) make Advances to the Borrower and (b) participate in Facility LCs issued upon the request of the Borrower, in each case from time to time during the period from the date hereof to such Lender’s Termination Date, in an aggregate amount not to exceed such Lender’s Commitment Amount as in effect from time to time; provided that (i) the aggregate principal amount of all Advances by such Lender to the Borrower shall not exceed such Lender’s Pro Rata Share of the aggregate principal amount of all outstanding Advances; (ii) such Lender’s participation in Facility LCs shall not exceed such Lender’s Pro Rata Share of all LC Obligations; and (iii) the Outstanding Credit Extensions shall not at any time exceed the Aggregate Commitment Amount. Within the foregoing limits and subject to the other provisions hereof, the Borrower may from time to time borrow, prepay pursuant to Section 2.10 and reborrow hereunder prior to the latest Termination Date.
     SECTION 2.02 Procedures for Advances; Limitations on Borrowings.
          (a) The Borrower may request Advances by giving notice (a “Notice of Borrowing”) to the Administrative Agent (which shall promptly advise each Lender of its receipt thereof) not later than 10:00 A.M. on the third Business Day prior to the date of any proposed borrowing of Eurodollar Advances and on the date of any proposed borrowing of Base Rate Advances. Each Notice of Borrowing shall be sent by facsimile and shall be in substantially the form of Exhibit B, specifying therein (i) the requested date of borrowing (which shall be a Business Day), (ii) the Type of Advances requested, (iii) the aggregate principal amount of the requested Advances and (iv) in the case of a borrowing of Eurodollar Advances, the initial Interest Period therefor. Each Lender shall, before 12:00 noon on the date of such borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender’s ratable portion of the requested borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.
          (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. If a Notice of Borrowing requests Eurodollar Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the requested borrowing date the applicable conditions set forth in Article III, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the requested Advance to be made by such Lender.

          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any requested borrowing (or, in the case of a borrowing of Base Rate Advances to be made on the same Business Day as the Administrative Agent’s receipt of the relevant Notice of Borrowing, prior to 10:30 A.M. on such Business Day) that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the requested borrowing date in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances made in connection with such borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.
          (d) The failure of any Lender to make the Advance to be made by it on any borrowing date shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.
          (e) Each Borrowing of Base Rate Advances shall at all times be in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000; and each Borrowing of Eurodollar Advances shall at all times be in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000. Notwithstanding anything to the contrary contained herein, the Borrower may not have more than 10 Borrowings of Eurodollar Advances outstanding at any time.
     SECTION 2.03 Facility and Utilization Fees.
          (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee at a rate per annum equal to the Facility Fee Rate on such Lender’s Pro Rata Share of the Aggregate Commitment Amount (or, after such Lender’s Termination Date, of the principal amount of all Outstanding Credit Extensions) for the period from the Effective Date to such Lender’s Termination Date (or, if later, the date on which all obligations of the Borrower to such Lender hereunder have been paid in full and such Lender has no participation interests in any LC Obligations), payable on the last day of each March, June, September and December and on the such Lenders’ Termination Date (and, if applicable, thereafter on demand).
          (b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, for each day on which the Outstanding Credit Extensions exceed 50% of the Aggregate Commitment Amount, a utilization fee at a rate per annum equal to the Utilization Fee Rate on such Lender’s Pro Rata Share of Outstanding Credit Extensions on such day, payable on the last day of each March, June, September and December and on such Lender’s Termination Date (and, if applicable, thereafter on demand).
     SECTION 2.04 Reduction of Commitment Amounts.
          (a) The Borrower shall have the right, upon at least two Business Days’ notice to the Administrative Agent, to ratably reduce the respective Commitment Amounts of the Lenders in accordance with their Pro Rata Shares; provided that the Aggregate Commitment Amount may not be reduced to an amount that is less than the Outstanding Credit Extensions; and provided, further, that each partial reduction of the Commitment Amounts shall be in the aggregate amount of $10,000,000 or an integral multiple thereof. Any reduction of the Commitment Amounts pursuant to this Section 2.04 shall be permanent, except as expressly provided otherwise herein.
          (b) The Borrower may at any time, upon at least two Business Days’ notice to the Administrative Agent, terminate the Commitments so long as the Borrower concurrently pays all of its outstanding obligations hereunder.
     SECTION 2.05 Repayment of Advances. The Borrower shall repay all outstanding Advances made by each Lender, and all other obligations of the Borrower to such Lender hereunder, on such Lender’s Termination Date.
     SECTION 2.06 Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, as follows:
          (a) At all times such Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September and December, on the date such Base Rate Advance is converted to a Eurodollar Advance or paid in full and on such Lender’s Termination Date (and, if applicable, thereafter on demand).
          (b) Subject to Section 2.07, at all times such Advance is a Eurodollar Advance, a rate per annum equal to the sum of the Eurodollar Rate for each applicable Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of each Interest Period for such Eurodollar Advance (and, if any Interest Period for such Advance is six months, on the day that is three months after the first day of such Interest Period) or, if earlier, on the date such Eurodollar Advance is converted to a Base Rate Advance or paid in full and on such Lender’s Termination Date (and, if applicable, thereafter on demand).
     SECTION 2.07 Additional Interest on Eurodollar Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance of such Lender, from the date of such Advance until such principal amount is paid in full or converted to a Base Rate Advance, at an interest rate per annum equal to the remainder obtained by subtracting (i) the Eurodollar Rate for each Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance; provided that no Lender shall be entitled to demand such additional interest more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided, further, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such additional interest to the extent that such additional interest relates to the retroactive application of the reserve requirements described above if such demand is made within 90 days after the implementation of such retroactive reserve requirements. Such additional interest shall be determined by the applicable Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.
     SECTION 2.08 Interest Rate Determination.
          (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of each applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a) or (b).
          (b) If, with respect to any Borrowing of Eurodollar Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon
     (i) each Eurodollar Advance will automatically, on the last day of the then existing Interest Period therefor (unless prepaid or converted to a Base Rate Advance prior to such day), convert into a Base Rate Advance, and
     (ii) the obligation of the Lenders to make, continue or convert into Eurodollar Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
     SECTION 2.09 Continuation and Conversion of Advances.
          (a) The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. on the third Business Day prior to the date of any proposed continuation of or conversion into Eurodollar Advances, and on the date of any proposed conversion into Base Rate Advances, and subject to the provisions of Sections 2.08 and 2.12, continue Eurodollar Advances for a new Interest Period or convert a Borrowing of Advances of one Type into Advances of the other Type; provided that any continuation of Eurodollar Advances or conversion of Eurodollar Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Advances, unless, in the case of such a conversion, the Borrower shall also reimburse the Lenders pursuant to Section 8.04(b) on the date of such conversion. Each such notice of a continuation or conversion shall, within the restrictions specified above, specify (i) the date of such continuation or conversion,

(ii) the Advances to be continued or converted, and (iii) in the case of continuation of or conversion into Eurodollar Advances, the duration of the Interest Period for such Advances.
          (b) If the Borrower fails to select the Type of any Advance or the duration of any Interest Period for any Borrowing of Eurodollar Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and Section 2.09(a), the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Advances.
     SECTION 2.10 Prepayments. The Borrower may, upon notice to the Administrative Agent not later than 10:00 A.M. at least three Business Days prior to any prepayment of Eurodollar Advances or on the date of any prepayment of Base Rate Advances, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (i) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or a higher integral multiple of $1,000,000 in the case of any prepayment of Eurodollar Advances and $5,000,000 or a higher integral multiple of $1,000,000 in the case of any prepayment of Base Rate Advances (provided that if the aggregate amount of Advances made pursuant to Section 2.16 as a result of a drawing under a Facility LC is not $5,000,000 or a higher integral multiple of $1,000,000, then the next prepayment of Base Rate Advances shall be in an aggregate amount that causes the aggregate principal amount of all Base Rate Advances to be either (x) zero or (y) $5,000,000 or a higher integral multiple of $1,000,000) and (ii) in the case of any such prepayment of a Eurodollar Advance, the Borrower shall be obligated to reimburse the Lenders pursuant to Section 8.04(b) on the date of such prepayment.
     SECTION 2.11 Increased Costs.
          (a) If on or after the date of this Agreement, any Lender or LC Issuer determines that (i) the introduction of or any change (other than, in the case of Eurodollar Advances, any change by way of imposition or increase of reserve requirements, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) shall increase the cost to such Lender or such LC Issuer, as the case may be, of agreeing to make or making, funding or maintaining Eurodollar Advances or of issuing or participating in any Facility LC, then the Borrower shall from time to time, upon demand by such Lender or such LC Issuer (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or such LC Issuer additional amounts (without duplication of any amount payable pursuant to Section 2.14) sufficient to compensate such Lender or such LC Issuer for such increased cost; provided that no Lender shall be entitled to demand such compensation more than 90 days following the last day of the Interest Period in respect of which such demand is made and no LC Issuer shall be entitled to demand such compensation more than 90 days following the expiration or termination (by a drawing or otherwise) of the Facility LC in respect of which such demand is made; provided, further, that the foregoing proviso shall in no way limit the right of any Lender or an LC Issuer to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described in clause (i) or (ii) above if such demand is made within 90 days after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by a Lender or an LC Issuer, shall be conclusive and binding for all purposes, absent manifest error.
          (b) If any Lender or LC Issuer determines that, after the date of this Agreement, compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) regarding capital adequacy requirements affects or would affect the amount of capital required or expected to be maintained by such Lender or such LC Issuer or any Person controlling such Lender or such LC Issuer and that the amount of such capital is increased by or based upon the existence of such Lender’s Commitment, such LC Issuer’s commitment to issue Facility LCs, the Advances made by such Lender or the Reimbursement Obligations owed to such LC Issuer, as the case may be, then, upon demand by such Lender or such LC Issuer (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender or such LC Issuer, from time to time as specified by such Lender or such LC Issuer, additional amounts sufficient to compensate such Lender, such LC Issuer or such controlling Person, as applicable, in the light of such circumstances, to the extent that such Lender determines such increase in capital to be allocable to the existence of such Lender’s Commitment or the Advances made by such Lender or such LC Issuer determines such increase in capital to be allocable to such LC Issuer’s commitment to issue Facility LCs or the Reimbursement Obligations owed to such LC Issuer; provided that no Lender shall be entitled to demand such compensation more than one year following the payment to or for the account of such Lender of all other amounts payable hereunder by the Borrower and the termination of such Lender’s Commitment and no LC Issuer shall be entitled to demand such compensation more than one year after the expiration or termination (by drawing or otherwise) of all Facility LCs issued by such LC Issuer and the termination of such LC Issuer’s commitment to issue Facility LCs; provided, further, that the foregoing proviso shall in no way limit the right of any Lender or LC Issuer to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described above if such demand is made within one year after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by the applicable Lender or LC Issuer shall be conclusive and binding, for all purposes, absent manifest error.
          (c) Any Lender claiming compensation pursuant to this Section 2.11 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such compensation that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
     SECTION 2.12 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending

Office to perform its obligations hereunder to make Eurodollar Advances or to fund or maintain Eurodollar Advances hereunder, (i) the obligation of such Lender to make, continue or convert Advances into Eurodollar Advances shall be suspended (subject to the following paragraph of this Section 2.12) until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) all Eurodollar Advances of such Lender then outstanding shall, on the last day of the then applicable Interest Period (or such earlier date as such Lender shall designate upon not less than five Business Days’ prior written notice to the Administrative Agent), be automatically converted into Base Rate Advances.
     If the obligation of any Lender to make, continue or convert into Eurodollar Advances has been suspended pursuant to the preceding paragraph, then, unless and until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, (i) all Advances that would otherwise be made by such Lender as Eurodollar Advances shall instead be made as Base Rate Advances and (ii) to the extent that Eurodollar Advances of such Lender have been converted into Base Rate Advances pursuant to the preceding paragraph or made instead as Base Rate Advances pursuant to the preceding clause (i), all payments and prepayments of principal that would have otherwise been applied to such Eurodollar Advances of such Lender shall be applied instead to such Base Rate Advances of such Lender.
     SECTION 2.13 Payments and Computations.
          (a) The Borrower shall make each payment hereunder not later than 10:00 A.M. on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds without setoff, counterclaim or other deduction. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, facility fees, utilization fees and letter of credit fees ratably (other than amounts payable pursuant to Section 2.02(b), 2.07, 2.11, 2.14 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
          (b) The Borrower hereby authorizes each Lender, if and to the extent any payment owed to such Lender by the Borrower is not made when due hereunder, to charge from time to time against any of the Borrower’s accounts with such Lender any amount so due. Each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.
          (c) All computations of interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.07, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
          (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of any interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of a Eurodollar Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due by the Borrower to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.
          (f) Notwithstanding anything to the contrary contained herein, any amount payable by the Borrower hereunder that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the Base Rate plus 2%, payable upon demand.
     SECTION 2.14 Taxes.
          (a) All payments by or on behalf of the Borrower hereunder shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each LC Issuer and the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, such LC Issuer or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender, such LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
          (b) In addition, the Borrower severally agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies to the extent arising from the execution, delivery or registration of this Agreement (all of the foregoing, “Other Taxes”).
          (c) No Lender may claim or demand payment or reimbursement in respect of any Taxes or Other Taxes pursuant to this Section 2.14 if such Taxes or Other Taxes, as the case may be, were imposed solely as the result of a voluntary change in the location of the jurisdiction of such Lender’s Applicable Lending Office.
          (d) The Borrower will indemnify each Lender, each LC Issuer and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender, such LC Issuer or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such LC Issuer or the Administrative Agent (as the case may be) makes written demand therefor.
          (e) Prior to the date of an initial borrowing hereunder in the case of each Lender listed on the signature pages hereof, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter within 30 days from the date of request if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Administrative Agent and the Borrower in writing to that effect. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them (as set forth above) indicating that payments hereunder are not subject to United States withholding tax, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States and such Lender may not claim or demand payment or reimbursement for such withheld taxes pursuant to this Section 2.14.
          (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
          (g) If the Borrower makes any additional payment to any Lender pursuant to this Section 2.14 in respect of any Taxes or Other Taxes, and such Lender determines that it has received (i) a refund of such Taxes or Other Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge attributable solely to any deduction or credit for any Taxes or Other Taxes with respect to which it has received payments under this Section 2.14, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes or Other Taxes. If such Lender determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.14(g), the Borrower shall upon notice and demand of such Lender promptly repay the amount of such overpayment. Any determination made by a Lender pursuant to this Section 2.14(g) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 2.14(g) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs (except as required by Section 2.14(f)) so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of such Lender.
          (h) Without prejudice to the survival of any other agreement of the Borrower or any Lender hereunder, the agreements and obligations of the Borrower and the Lenders contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and the termination of this Agreement; provided that no Lender shall be entitled to demand any payment from the Borrower under this Section 2.14 more than one year following the payment to or for the account of such Lender of all other amounts payable by the Borrower hereunder to such Lender and the termination of such Lender’s Commitment; provided, further, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.14 to the extent that such payment relates to the retroactive application of any Taxes or Other Taxes if such demand is made within one year after the implementation of such Taxes or Other Taxes.
     SECTION 2.15 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it to the Borrower or its participation interest in any Facility LC issued for the account of the Borrower (other than pursuant to Section 2.02(b), 2.07, 2.11, 2.14, 2.17.7 or 8.04(b)) in excess of its ratable share of payments on account of the Advances to the Borrower and LC Obligations obtained by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances and/or LC Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
     SECTION 2.16 Facility LCs.
     SECTION 2.16.1 Issuance. Each LC Issuer agrees, on the terms and conditions set forth in this Agreement (including the limitations set forth in Section 2.01), upon the request of the Borrower, to issue standby letters of credit and to extend, increase or otherwise modify Facility LCs (“Modify,” and each such action a “Modification”) for the Borrower, from time to time from the date of this Agreement to the Termination Date; provided that (a) the aggregate amount of LC Obligations owed by the Borrower to any LC Issuer shall not exceed the amount agreed upon in writing between the Borrower and such LC Issuer; (b) the stated amount of all Facility LCs that have scheduled expiry dates after the next scheduled Termination Date for any Lender plus the aggregate principal amount of all Eurodollar Advances that have Interest Periods ending after such Termination Date shall not exceed the remainder of (i) the Aggregate Commitment Amount minus (ii) the aggregate amount of the Commitments that are scheduled to terminate on such Termination Date; and (c) no LC Issuer shall be obligated to issue or Modify any Facility LC if (i) any order, judgment or decree of any court or other governmental authority shall by its terms purport to enjoin or restrain such LC Issuer from issuing such Facility LC or (ii) any applicable law, or any request or directive from any governmental authority having jurisdiction over such LC Issuer, shall prohibit, or request or direct that such LC Issuer refrain from, the issuance of letters of credit generally or of such Facility LC in particular. Facility LCs may be issued for any proper corporate purpose. No Facility LC shall have an expiry date later than seven days prior to the last scheduled Termination Date. By their execution of this Agreement, the parties hereto agree that on the Effective Date (without any further action by any Person), each Existing Letter of Credit shall be deemed to have been issued under this Agreement and the rights and obligations of the issuer and the account party thereunder shall be subject to the terms hereof.
     SECTION 2.16.2 Participations. Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.16 (or, in this case of the Existing Letters of Credit, on the Effective Date), the applicable LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.
     SECTION 2.16.3 Notice. Subject to Section 2.16.1, the Borrower shall give the applicable LC Issuer notice prior to 11:00 A.M. at least five Business Days (or such lesser time as the applicable LC Issuer may agree) prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by an LC Issuer of any Facility LC shall, in addition to the applicable conditions precedent set forth in Article III (the satisfaction of which an LC Issuer shall have no duty to ascertain; provided that no LC Issuer shall issue a Facility LC if such LC Issuer shall have received written notice (which has not been rescinded) from the Administrative Agent or any Lender that any applicable condition precedent to the issuance or modification of such Facility LC has not been satisfied and, in fact, such condition precedent is not satisfied at the requested time of issuance), be subject to the conditions precedent that such Facility LC shall be satisfactory to the applicable LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each a “Facility LC Application”). In the event of any conflict (including any additional terms requiring the posting of collateral) between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.
     SECTION 2.16.4 LC Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a letter of credit fee at a rate per annum equal to the LC Fee Rate on such Lender’s Pro Rata Share of the undrawn stated amount of all Facility LCs for the period from the Effective Date to such Lender’s Termination Date (or, if later, the date on which such Lender has no participation interests in the Facility LCs), payable in arrears on the last day of each March, June, September and December and on the applicable Termination Date (and, if applicable, thereafter on demand). The Borrower also agrees to pay to the applicable LC Issuer for its own account (x) fronting fees in amounts and at times agreed upon between such LC Issuer and the Borrower and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time.
     SECTION 2.16.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of an LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the applicable LC Issuer, each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of the Termination Date (but subject to Section 2.17), the occurrence of any Event of Default or Unmatured Event of Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under any Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.16.6, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 A.M. on such day, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Rate for the first three days and, thereafter, at the Base Rate.
     SECTION 2.16.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the applicable LC Issuer on or before the applicable LC Payment Date for any amount to be paid by such LC Issuer upon any drawing under any Facility LC issued for the account of the Borrower, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (ii) the applicable LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. If the Borrower fails to fully reimburse the applicable LC Issuer by 11:00 A.M. on an LC Payment Date, such LC Issuer shall promptly notify the Administrative Agent. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of such LC Payment Date, the amount of the unpaid Reimbursement Obligations and such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested Base Rate Advances to be disbursed on the applicable LC Payment Date in an amount equal to the unpaid Reimbursements Obligations, without regard to the minimum and multiples specified for Base Rate Advances in Section 2.02(e), but subject to the conditions set forth in Article III. All Reimbursement Obligations that are not fully refinanced by the making of Base Rate Advances because the Borrower cannot satisfy the conditions set forth in Article III or for any other reason shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate plus 2%. The applicable LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligations in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.16.5.
     SECTION 2.16.7 Obligations Absolute. The Borrower’s obligations under this Section 2.16 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have against any LC Issuer, any Lender or any beneficiary of a Facility LC. The

Borrower agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Reimbursement Obligations in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with any Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the applicable LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.16.7 is intended to limit the right of the Borrower to make a claim against an LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.16.6.
     SECTION 2.16.8 Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. An LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.16, an LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holder of a participation in any Facility LC.
     SECTION 2.16.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees, from and against any claim, damage, loss, liability, cost or expense which such Lender, such LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including any claim, damage, loss liability, cost or expense which the applicable LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any right the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC that specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claim, damage, loss, liability, cost or expense to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of an LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) an LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.16.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.
     SECTION 2.16.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the applicable LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.16 or any action taken or omitted by such indemnitees hereunder.
     SECTION 2.16.11 Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.
     SECTION 2.17 Extensions of Scheduled Termination Date.
     SECTION 2.17.1 Extension Requests. The Borrower may, by notice to the Administrative Agent (which shall promptly notify each Lender) not earlier than 60 and not later than 30 days prior to any anniversary of the Effective Date (each, an “Anniversary Date”), request that each Lender extend such Lender’s scheduled Termination Date then in effect (the “Existing Termination Date”) for an additional year from the Existing Termination Date.
     SECTION 2.17.2 Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 20 days prior to the applicable Anniversary Date, notify the Administrative Agent whether such Lender agrees to the requested extension of the Termination Date (each Lender that determines not to so extend its Termination Date, a “Declining Lender”). Any Lender that does not advise the Administrative Agent on or before the Notice Date that it has agreed to extend the Existing Termination Date shall be deemed to be a Declining Lender.

     SECTION 2.17.3 Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date 15 days prior to the applicable Anniversary Date.
     SECTION 2.17.4 Additional Commitment Lenders. The Borrower shall have the right, at any time after a Lender has become a Declining Lender, to require such Declining Lender to assign and delegate its rights and obligations hereunder to one or more existing Lenders or other financial institutions that have agreed to assume such rights and obligations (each an “Additional Commitment Lender”) pursuant to, and in accordance with the requirements of, Section 8.07.
     SECTION 2.17.5 Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders (including Additional Commitment Lenders) that have agreed so to extend their Termination Date (each an “Extending Lender”) shall be more than 50% of the Aggregate Commitment Amount in effect immediately prior to the Anniversary Date, then, effective as of such date, the Termination Date of each Extending Lender (including any applicable Additional Commitment Lender) shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day).
     SECTION 2.17.6 Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, no extension of the Termination Date pursuant to this Section shall be effective unless:
(a) no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and
(b) the representations and warranties of the Borrower contained in this Agreement are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
     SECTION 2.17.7 Effect of Termination Date for some but not all Lenders. If the scheduled Termination Date for one or more Lenders (each an “Exiting Lender”) occurs on a date that is not the Termination Date for all Lenders, then on such Termination Date (a) the Borrower shall repay all amounts payable to the Exiting Lenders in accordance with Section 2.05, (b) the Commitments of the Exiting Lenders, and the participations of the Exiting Lenders in Facility LCs, shall terminate and (c) the Pro Rata Shares and the participations in Facility LCs of the remaining Lenders shall be redetermined pro rata in accordance with their respective Commitment Amounts after giving effect to the terminations described in clause (b) above; provided that if an Event of Default or Unmatured Event of Default exists on such Termination Date and either (i) the Borrower fails to pay in full all amounts payable to the Exiting Lenders or (ii) the Majority Lenders so request, then the participations of the Exiting Lenders in Facility LCs shall not terminate and no redetermination of the participations of the Lenders in Facility LCs shall be made until the earlier of the first Business Day after such Termination Date on which no Event of Default or Unmatured Event of Default exists and the date specified by the Majority Lenders in a notice to the Administrative Agent (which shall promptly advise each Lender). Nothing in the proviso clause to the preceding sentence shall affect the termination of the Commitment of an Exiting Lender on the relevant Termination Date (except with respect to such Exiting Lender’s participation in Facility LCs) or any Exiting Lender’s right to demand immediate repayment of all amounts owed to such Exiting Lender by the Borrower hereunder and to pursue remedies with respect thereto. Further, if at any time after the relevant Termination Date (x) the Borrower has not paid all principal, interest, facility fees and utilization fees payable to one or more Exiting Lenders hereunder and (y) the Lenders (excluding any Exiting Lender) elect to make Advances, then all proceeds of such Advances shall be applied to pay the amounts owed by the Borrower to such Exiting Lenders (ratably based upon the amounts owed to such Lenders) until such principal, interest, facility fees and utilization fees have been paid in full.
     SECTION 2.18 Optional Increase in Commitments. The Borrower may, from time to time, by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit C, request that the Aggregate Commitment Amount be increased by an aggregate amount (for all such increases) not exceeding $200,000,000 by (a) increasing the Commitment Amount of one or more Lenders that have agreed to such increase (in their sole discretion) and/or (b) adding one or more commercial banks or other Persons as a party hereto (each an “Additional Lender”) with a Commitment Amount in an amount agreed to by any such Additional Lender; provided that (i) any increase in the Aggregate Commitment Amount shall be in an aggregate amount of $25,000,000 or a higher integral multiple of $1,000,000; (ii) no Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent and the LC Issuers (which consents shall not be unreasonably withheld) or if an Event of Default or an Unmatured Event of Default exists; and (iii) the Borrower may not request an increase in the Aggregate Commitment Amount unless the Borrower has delivered to the Administrative Agent (with a copy for each Lender) a certificate (x) stating that any applicable governmental authority has approved such increase, (y) attaching evidence, reasonably satisfactory to the Administrative Agent, of each such approval and (z) stating that the representations and warranties contained in Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date and that no Event of Default or Unmatured Event of Default exists on such date. Any increase in the Aggregate Commitment Amount pursuant to this Section 2.18 shall be effective three Business Days after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit C (in the case of an increase in the Commitment Amount of an existing Lender) or assumption letter in the form of Annex 2 to Exhibit C (in the case of the addition of a commercial bank or other Person as a new Lender). The Administrative Agent shall promptly notify the Borrower and the Lenders of any increase in the Aggregate Commitment Amount pursuant to this Section 2.18 and of the Commitment Amount and Pro Rata Share of each Lender after giving effect thereto. The Borrower shall prepay any Advances outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 8.04(b)) to the extent necessary to keep the outstanding Advances ratable among the Lenders in accordance with any revised Pro Rata Shares arising from any non-ratable increase in the Commitment Amounts under this Section 2.18; provided that, notwithstanding any other provision of this Agreement, the Administrative Agent, the

Borrower and each increasing Lender and Additional Lender, as applicable, may make arrangements satisfactory to such parties to cause an increasing Lender or an Additional Lender to temporarily hold risk participations in the outstanding Advances of the other Lenders (rather than fund its Pro Rata Share of all outstanding Advances concurrently with the applicable increase) with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Aggregate Commitment Amount. To the extent that any increase pursuant to this Section 2.18 is not expressly authorized pursuant to resolutions or consents delivered pursuant to Section 3.01(b)(i), the Borrower shall, prior to the effectiveness of such increase, deliver to the Administrative Agent a certificate signed by an authorized officer of the Borrower certifying and attaching the resolutions or consents that have been adopted to approve or consent to such increase.
ARTICLE III
CONDITIONS PRECEDENT
     SECTION 3.01 Conditions Precedent to Effectiveness. This Agreement (including the Commitments of the Lenders and the obligations of the Borrower hereunder) shall become effective if, on or before November 30, 2006, all of the following conditions precedent have been satisfied:
          (a) the Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Borrower has paid (or will pay with the proceeds of the initial Credit Extensions) all amounts then payable by the Borrower under the Existing Credit Facilities and that all commitments to make extensions of credit to the Borrower thereunder have been (or concurrently with the initial Advances will be) terminated;
          (b) the Administrative Agent shall have received each of the following documents, each dated a date reasonably satisfactory to the Administrative Agent and otherwise in form and substance satisfactory to the Administrative Agent:
     (i) Certified copies of resolutions of the Board of Directors or equivalent managing body of the Borrower approving the transactions contemplated by this Agreement and of all documents evidencing other necessary organizational action of the Borrower with respect to this Agreement and the documents contemplated hereby;
     (ii) A certificate of the Secretary or an Assistant Secretary of Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the organizational documents of the Borrower, in each case in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance by the Borrower of this Agreement and the documents contemplated hereby;

     (iii) A certificate signed by either the chief financial officer, principal accounting officer or treasurer of the Borrower stating that (A) the representations and warranties contained in Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date and (B) no Event of Default or Unmatured Event of Default has occurred and is continuing on the date of such certificate; and
     (iv) A favorable opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Borrower, substantially in the form of Exhibit D;
          (c) the Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Borrower has paid (or will pay with the proceeds of the initial Credit Extensions) all fees and, to the extent billed, expenses payable by the Borrower hereunder on the Effective Date (including amounts then payable to the Co-Lead Arrangers and the Agents; and
          (d) the “Effective Date” (as defined in the $1,000,000,000 Credit Agreement of even date herewith among Exelon, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent) shall have occurred.
     Promptly upon the occurrence thereof, the Administrative Agent shall notify the Borrower, the Lenders and the LC Issuers as to the Effective Date.
     SECTION 3.02 Conditions Precedent to All Credit Extensions. The obligation of each Lender to make any Advance and of each LC Issuer to issue or modify any Facility LC shall be subject to the conditions precedent that (a) the Effective Date shall have occurred and (b) on the date of such Credit Extension, the following statements shall be true (and (x) the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of Advances pursuant thereto and (y) the request by the Borrower for the issuance or Modification of a Facility LC (as applicable) shall constitute a representation and warranty by the Borrower that on the date of the making of such Advances or the issuance or Modification of such Facility LC such statements are true):
          (A) the representations and warranties of the Borrower contained in Section 4.01 (excluding the representations and warranties set forth in Section 4.01(e)(ii) and the first sentence of Section 4.01(f)) are correct on and as of the date of such Credit Extension, before and after giving effect to such Credit Extension and, in the case of the making of Advances, the application of the proceeds therefrom, as though made on and as of such date; and
          (B) no event has occurred and is continuing, or would result from such Credit Extension or, in the case of the making of Advances, from the application of the proceeds therefrom, that constitutes an Event of Default or Unmatured Event of Default with respect to the Borrower.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.
          (b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s powers, have been duly authorized by all necessary organizational action on the part of the Borrower, and do not and will not contravene (i) the organizational documents of the Borrower, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of the Borrower or any Subsidiary.
          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, except any order that has been duly obtained and is (x) in full force and effect and (y) sufficient for the purposes hereof.
          (d) This Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.
          (e) (i) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2005 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2006, and the related unaudited statement of income for the six-month period then ended, copies of which have been furnished to each Lender, fairly present in all material respects (subject, in the case of such balance sheet and statement of income for the period ended June 30, 2006, to year-end adjustments) the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates in accordance with GAAP; and (ii) since December 31, 2005, there has been no Material Adverse Change.
          (f) Except as disclosed in the Borrower’s Annual, Quarterly or Current Reports, each as filed with the Securities and Exchange Commission and delivered to the Lenders prior to the Effective Date, there is no pending or threatened action, investigation or proceeding affecting the Borrower or any Subsidiary before any court, governmental agency or arbitrator that may reasonably be anticipated to have a Material Adverse Effect. There is no pending or threatened action or proceeding against the Borrower or any Subsidiary that purports to affect the legality, validity, binding effect or enforceability against the Borrower of this Agreement.
          (g) No proceeds of any Advance have been or will be used directly or indirectly in connection with the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act or any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.
          (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of the Borrower and its Subsidiaries is represented by margin stock.
          (i) The Borrower is not required to register as an “investment company” under the Investment Company Act of 1940.
          (j) During the twelve consecutive month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension, no steps have been taken to terminate any Plan (excluding any termination arising out of the institution by or against any ComEd Entity of any bankruptcy, insolvency or similar proceeding so long as such termination will not constitute an Event of Default or Unmatured Event of Default under Section 6.01(g)), and there is no “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Plan. No condition exists or event or transaction has occurred with respect to any Plan (including any Multiemployer Plan) which might result in the incurrence by the Borrower or any other member of the Controlled Group of any material liability (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business), fine or penalty (excluding any condition, event or transaction arising out of the institution by or against any ComEd Entity of any bankruptcy, insolvency or similar proceeding so long as such condition, event or transaction does not constitute an Event of Default or Unmatured Event of Default under Section 6.01(g)).
ARTICLE V
COVENANTS OF THE BORROWER
     SECTION 5.01 Affirmative Covenants. The Borrower agrees that so long as any amount payable by the Borrower hereunder remains unpaid, any Facility LC remains outstanding or the Commitments have not been irrevocably terminated, the Borrower will, and, in the case of Section 5.01(a), will cause its Principal Subsidiaries to, unless the Majority Lenders shall otherwise consent in writing:
          (a) Keep Books; Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes.
     (i) keep proper books of record and account, all in accordance with generally accepted accounting principles in the United States, consistently applied;
     (ii) subject to Section 5.02(b), preserve and keep in full force and effect its existence;

     (iii) maintain and preserve all of its properties (except such properties the failure of which to maintain or preserve would not have, individually or in the aggregate, a Material Adverse Effect) which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;
     (iv) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders (including those of any governmental authority and including with respect to environmental matters) to the extent the failure to so comply, individually or in the aggregate, would have a Material Adverse Effect;
     (v) maintain insurance with responsible and reputable insurance companies or associations, or self-insure, as the case may be, in each case in such amounts and covering such contingencies, casualties and risks as is customarily carried by or self-insured against by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Principal Subsidiaries operate;
     (vi) at any reasonable time and from time to time, pursuant to prior notice delivered to the Borrower, permit any Lender, or any agent or representative of any thereof, to examine and, at such Lender’s expense, make copies of, and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Principal Subsidiary and to discuss the affairs, finances and accounts of the Borrower and any Principal Subsidiary with any of their respective officers; provided that any non-public information (which has been identified as such by the Borrower or the applicable Principal Subsidiary) obtained by any Lender or any of its agents or representatives pursuant to this clause (vi) shall be treated confidentially by such Person; provided, further, that such Person may disclose such information to (x) any other party to this Agreement, its examiners, Affiliates, outside auditors, counsel or other professional advisors in connection with the Agreement or (y) if otherwise required to do so by law or regulatory process (it being understood that, unless prevented from doing so by any applicable law or governmental authority, such Person shall use reasonable efforts to notify the Borrower of any demand or request for any such information promptly upon receipt thereof so that the Borrower may seek a protective order or take other appropriate action);
     (vii) use the proceeds of the Advances for general corporate purposes (including the refinancing of its commercial paper and the making of acquisitions), but in no event for any purpose that would be contrary to Section 4.01(g) or 4.01(h); and
     (viii) pay, prior to delinquency, all of its federal income taxes and other material taxes and governmental charges, except to the extent that (a) such taxes or charges are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or (b) failure to pay such taxes or charges would not reasonably be expected to have a Material Adverse Effect.
          (b) Reporting Requirements. Furnish to the Lenders:
     (i) as soon as possible, and in any event within five Business Days after the occurrence of any Event of Default or Unmatured Event of Default with respect to the Borrower continuing on the date of such statement, a statement of an authorized officer of the Borrower setting forth details of such Event of Default or Unmatured Event of Default and the action which the Borrower proposes to take with respect thereto;
     (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of the Borrower’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission with respect to such quarter (or, if the Borrower is not required to file a Quarterly Report on Form 10-Q, copies of an unaudited consolidated balance sheet of the Borrower as of the end of such quarter and the related consolidated statement of income of the Borrower for the portion of the Borrower’s fiscal year ending on the last day of such quarter, in each case prepared in accordance with GAAP, subject to the absence of footnotes and to year-end adjustments), together with a certificate of an authorized officer of the Borrower stating that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if any such Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;
     (iii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the Borrower’s Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year (or, if the Borrower is not required to file an Annual Report on Form 10-K, the consolidated balance sheet of the Borrower and its subsidiaries as of the last day of such fiscal year and the related consolidated statements of income, retained earnings (if applicable) and cash flows of the Borrower for such fiscal year, certified by Pricewaterhouse Coopers LLP or other certified public accountants of recognized national standing), together with a certificate of an authorized officer of the Borrower stating that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if any such Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;
     (iv) concurrently with the delivery of the quarterly and annual reports referred to in Sections 5.01(b)(ii) and 5.01(b)(iii), a compliance certificate in substantially the form set forth in Exhibit E, duly completed and signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Borrower;

     (v) except as otherwise provided in clause (ii) or (iii) above, promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its security holders, and copies of all Reports on Form 10-K, 10-Q or 8-K, and registration statements and prospectuses that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange (except to the extent that any such registration statement or prospectus relates solely to the issuance of securities pursuant to employee purchase, benefit or dividend reinvestment plans of the Borrower or a Subsidiary);
     (vi) promptly upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower or any other member of the Controlled Group of any material liability, fine or penalty, notice thereof and a statement as to the action the Borrower proposes to take with respect thereto;
     (vii) promptly upon becoming aware thereof, notice of any change in the Moody’s Rating or the S&P Rating; and
     (viii) such other information respecting the condition, operations, business or prospects, financial or otherwise, of the Borrower or any Subsidiary as any Lender, through the Administrative Agent, may from time to time reasonably request (including any information that any Lender reasonably requests in order to comply with its obligations under any “know your customer” or anti-money laundering laws or regulations).
The Borrower may provide information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Section 5.01(b) and all other notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any communication that (i) relates to a request for a Credit Extension, (ii) relates to the payment of any amount due under this Agreement prior to the scheduled date therefor or any reduction of the Commitments, (iii) provides notice of any Event of Default or Unmatured Event of Default, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement or any Credit Extension hereunder or (v) relates to a request for an extension of the scheduled Termination Date pursuant to Section 2.17 or an increase in the Commitments pursuant to Section 2.18 (any non-excluded communication described above, a “Communication”), electronically (including by posting such documents, or providing a link thereto, on Exelon’s or the Borrower’s Internet website). Notwithstanding the foregoing, the Borrower agrees that, to the extent requested by the Administrative Agent or any Lender, it will continue to provide “hard copies” of Communications to the Administrative Agent or such Lender, as applicable.

The Borrower further agrees that the Administrative Agent may make Communications available to the Lenders by posting such Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY COMMUNICATION OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH ANY COMMUNICATION OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL THE ADMINISTRATIVE AGENT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF THE PLATFORM OR THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.
Each Lender agrees that notice to it (as provided in the next sentence) specifying that a Communication has been posted to the Platform shall constitute effective delivery of such Communication to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Administrative Agent from time to time of the e-mail address to which the foregoing notice may be sent and (ii) that such notice may be sent to such e-mail address.
     SECTION 5.02 Negative Covenants. The Borrower agrees that so long as any amount payable by the Borrower hereunder remains unpaid, any Facility LC remains outstanding or the Commitments have not been irrevocably terminated (except with respect to Section 5.02(a), which shall be applicable only as of the date hereof and at any time any Advance or Facility LC is outstanding or is to be made or issued, as applicable), the Borrower will not, without the written consent of the Majority Lenders:
          (a) Limitation on Liens. Create, incur, assume or suffer to exist any Lien on its property, revenues or assets, whether now owned or hereafter acquired, except (i) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business; (ii) Liens on the capital stock of or any other equity interest in any Subsidiary to secure Nonrecourse Indebtedness; (iii) Liens upon or in any property acquired in the ordinary course of business to secure the purchase price of such property or to secure any obligation incurred solely for the purpose of financing the acquisition of such property; (iv) Liens existing on property at the time of the acquisition thereof (other than any such Lien created in contemplation of such acquisition unless permitted by the preceding clause (iii)); (v) Liens granted in connection with any financing arrangement for the financing of pollution control facilities, limited to the facilities so purchased or acquired; (vi) Liens arising in connection with sales or transfers of, or financing secured by, accounts receivable or related contracts, provided that any such sale, transfer or financing shall be on arms’ length terms; (vii) Permitted Encumbrances; (viii) Liens created under the PECO Mortgage and “excepted encumbrances” as defined in the PECO Mortgage as in effect on the date hereof; (ix) Liens securing the Borrower’s notes collateralized solely by mortgage bonds of the Borrower issued under the terms of the PECO Mortgage; (x) Liens arising in connection with sale and leaseback transactions, but only to the extent that (A) except as permitted by the following clause (B), the proceeds received from such sale are immediately applied to retire mortgage bonds of the Borrower issued under the terms of the PECO Mortgage and (B) the aggregate purchase price of all assets sold by the Borrower during the term of this Agreement pursuant to sale and leaseback transactions where such proceeds are not applied as provided in clause (A) does not exceed $1,000,000,000; and (xi) Liens, other than those described in clauses (i) through (x) of this Section 5.02(a), granted by the Borrower in the ordinary course of business securing Debt; provided that the aggregate amount of all Debt secured by Liens permitted by this clause (xi) shall not exceed in the aggregate at any one time outstanding $50,000,000.
          (b) Mergers and Consolidations; Disposition of Assets. Merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or permit any Principal Subsidiary to do so, except that (i) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Principal Subsidiary, (ii) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to the Borrower and (iii) the Borrower or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Person; provided that, in each case, immediately before and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing and (A) in the case of any such merger, consolidation or transfer of assets to which the Borrower is a party, either (x) the Borrower shall be the surviving entity or (y) the surviving entity shall be an Eligible Successor and shall have assumed all of the obligations of the Borrower under this Agreement and the Facility LCs pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received an opinion of counsel in form and substance satisfactory to it as to the enforceability of such obligations assumed and (B) subject to clause (A) above, in the case of any such merger, consolidation or transfer of assets to which any Principal Subsidiary is a party, a Principal Subsidiary shall be the surviving entity.
          (c) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 2.00 to 1.0.
          (d) Continuation of Businesses. Engage, or permit any Subsidiary to engage, in any line of business which is material to the Borrower and its Subsidiaries, taken as a whole, other than businesses engaged in by the Borrower and its Subsidiaries as of the date hereof and reasonable extensions thereof.

ARTICLE VI
EVENTS OF DEFAULT
     SECTION 6.01 Events of Default. If any of the following events shall occur and be continuing (any such event an “Event of Default”):
          (a) The Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable, (ii) any Reimbursement Obligation within one Business Day after the same becomes due and payable or (iii) any interest on any Advance or any other amount payable by the Borrower hereunder within three Business Days after the same becomes due and payable; or
          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) pursuant to the terms of this Agreement shall prove to have been incorrect or misleading in any material respect when made; or
          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a)(vii), Section 5.01(b)(i) or Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent (which notice shall be given by the Administrative Agent at the written request of any Lender); or
          (d) The Borrower or any Principal Subsidiary shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt hereunder, Nonrecourse Indebtedness and Transitional Funding Instruments) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, other than any acceleration of any Debt secured by equipment leases or fuel leases of the Borrower or a Principal Subsidiary as a result of the occurrence of any event requiring a prepayment (whether or not characterized as such) thereunder, which prepayment will not result in a Material Adverse Change; or
          (e) The Borrower or any Principal Subsidiary (other than a Special Purpose Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Principal Subsidiary (other than a Special Purpose Subsidiary) seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property,) shall occur; or the Borrower or any Principal Subsidiary (other than a Special Purpose Subsidiary) shall take any action to authorize or to consent to any of the actions set forth above in this Section 6.01(e); or
          (f) One or more judgments or orders for the payment of money in an aggregate amount exceeding $50,000,000 (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) shall be rendered against the Borrower or any Principal Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
          (g) (i) Any Reportable Event that the Majority Lenders determine in good faith is reasonably likely to result in the termination of any Plan or in the appointment by the appropriate United States District Court of a trustee to administer a Plan shall have occurred and be continuing 60 days after written notice to such effect shall have been given to the Borrower by the Administrative Agent; (ii) any Plan shall be terminated; (iii) a Trustee shall be appointed by an appropriate United States District Court to administer any Plan; (iv) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or (v) the Borrower or any other member of the Controlled Group withdraws from any Multiemployer Plan; provided that on the date of any event described in clauses (i) through (v) above, the Unfunded Liabilities of the applicable Plan exceed $50,000,000; and provided, further, that no event described in this Section 6.01(g) that arises out of the institution by or against any ComEd Entity or Energy Holdings Entity of any bankruptcy, insolvency or similar proceeding shall constitute an Event of Default unless 15 days shall have elapsed after the Majority Lenders have reasonably determined, and notified the Borrower in writing, that such event has had or is reasonably likely to have a Material Adverse Effect (disregarding, solely for purposes of this Section 6.01(g), subclause (b) of the proviso to clause (i) of the definition of Material Adverse Effect); or
          (h) the Borrower shall fail to be a wholly-owned direct or indirect subsidiary of Exelon (other than as a result of Exelon distributing the capital stock of the Borrower to Exelon’s shareholders generally);
then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, (i) declare the respective Commitments of the Lenders and the commitment of the LC Issuers to issue Facility LCs to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the outstanding principal amount of the Advances, all interest thereon and all other amounts payable under this

Agreement by the Borrower (including all contingent LC Obligations) to be forthwith due and payable, whereupon the outstanding principal amount of the Advances, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an Event of Default under Section 6.01(e), (A) the obligation of each Lender to make any Advance to the Borrower and the obligation of each LC Issuer to issue Facility LCs shall automatically be terminated and (B) the outstanding principal amount of all Advances, all interest thereon and all other amounts payable by the Borrower hereunder (including all contingent LC Obligations) shall automatically and immediately become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
ARTICLE VII
THE AGENTS
     SECTION 7.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the obligations of the Borrower hereunder), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.
     SECTION 7.02 Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their respective own gross negligence or willful misconduct. Without limiting the generality of the foregoing: (i) the Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) the Administrative Agent makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) the Administrative Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) the Administrative Agent shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) the Administrative Agent shall not incur any liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
     SECTION 7.03 Administrative Agent and Affiliates. With respect to its Commitment, Advances and other rights and obligations hereunder in its capacity as a Lender, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall include JPMCB in its individual capacity. JPMCB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any such Affiliate, all as if it were not Administrative Agent and without any duty to account therefor to the Lenders.
     SECTION 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
     SECTION 7.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which the Administrative Agent is not reimbursed by the Borrower.
     SECTION 7.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the

Lenders, appoint a successor Administrative Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of “Eligible Assignee” having a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no Event of Default or Unmatured Event of Default shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section 7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.
     SECTION 7.07 Co-Documentation Agents, Co-Syndication Agents and Co-Lead Arrangers. The titles “Co-Documentation Agent,” “Co-Syndication Agents” and “Co-Lead Arranger” are purely honorific, and no Person designated as a “Co-Documentation Agent,” a “Syndication Agent” or a “Co-Lead Arranger” shall have any duties or responsibilities in such capacity.
ARTICLE VIII
MISCELLANEOUS
     SECTION 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of an amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Lenders (other than any Lender that is the Borrower or an Affiliate thereof), do any of the following: (a) waive or amend any of the conditions specified in Section 3.01 or 3.02, (b) increase or extend the Commitments of the Lenders (other than pursuant to Section 2.17 or 2.18) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, any Advance, any Reimbursement Obligation or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, any Advance, any Reimbursement Obligation or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) amend this Section 8.01 or (g) waive or amend any provision regarding pro rata sharing or otherwise relates to the distribution of payments among Lenders; provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable LC Issuer, in addition to the Lenders required above to take such action, affect the rights or duties of such LC Issuer under this Agreement.

     SECTION 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, sent by facsimile or delivered, if to the Borrower, at 10 S. Dearborn, 37th Floor, Chicago, IL 60603, Attention: Michael R. Metzner, facsimile: (312) 394-5215; if to any Lender, at its Domestic Lending Office specified in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 1111 Fannin St., 10th Floor, Houston, TX 77002, Attention: Sheila King, facsimile: (713) 750-2782 or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective (a) if mailed, three Business Days after being deposited in the U.S. mail, postage prepaid, (b) if sent by facsimile, when the sender receives electronic confirmation of receipt, and (c) otherwise, when delivered, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.
     SECTION 8.03 No Waiver; Remedies. No failure on the part of any Lender, any LC Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 8.04 Costs and Expenses; Indemnification.
          (a) The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent and the Co-Lead Arrangers in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement and the other documents to be delivered hereunder, including the reasonable fees, internal charges and out-of-pocket expenses of counsel (including in-house counsel) for the Administrative Agent and the Co-Lead Arrangers with respect thereto and with respect to advising the Administrative Agent and the Co-Lead Arrangers as to their respective rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent, any LC Issuer or any Lender in connection with the collection and enforcement (whether through negotiations, legal proceedings or otherwise) of the Borrower’s obligations under this Agreement and the other documents to be delivered by the Borrower hereunder, including reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).
          (b) If any payment of principal of, or any conversion of, any Eurodollar Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or conversion pursuant to Section 2.09 or 2.12 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amount required to compensate such Lender for any additional loss, cost or expense which it may reasonably incur as a result of such payment or conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (c) The Borrower agrees to indemnify and hold each Lender, each LC Issuer, each Agent and each of their respective Affiliates, officers, directors and employees (each, an “Indemnified Person”) harmless from and against any claim, damage, loss, liability, cost or expense (including reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may pay or incur arising out of or relating to this Agreement or the transactions contemplated hereby, or the use by the Borrower or any Subsidiary of the proceeds of any Advance; provided that the Borrower shall not be liable for any portion of any such claim, damage, loss, liability, cost or expense resulting from such Indemnified Person’s gross negligence or willful misconduct. The Borrower’s obligations under this Section 8.04(c) shall survive the repayment of all amounts owing by the Borrower to the Lenders and the Administrative Agent under this Agreement and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.
     SECTION 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.
     SECTION 8.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, provided that (except as permitted by Section 5.02(b)(iii)) the Borrower shall not have the right to assign rights hereunder or any interest herein without the prior written consent of all Lenders.
     SECTION 8.07 Assignments and Participations.
          (a) Each Lender may, with the prior written consent of the Borrower, each LC Issuer and the Administrative Agent (which consents shall not be unreasonably withheld or delayed), and if demanded by the Borrower pursuant to Section 8.07(g) shall to the extent required by such Section, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and its participation in Facility LCs); provided that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement, (ii) the Commitment Amount of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the

Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or, if less, the entire amount of such Lender’s Commitment, and shall be an integral multiple of $1,000,000 or such Lender’s entire Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which shall be payable by one or more of the parties to the Assignment and Acceptance, and not by the Borrower (except in the case of a demand under Section 8.07(g)), and shall not be payable if the assignee is a Federal Reserve Bank), and (v) the consent of the Borrower shall not be required after the occurrence and during the continuance of any Event of Default. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto (although an assigning Lender shall continue to be entitled to indemnification pursuant to Section 8.04(c)). Notwithstanding anything contained in this Section 8.07(a) to the contrary, (A) the consent of the Borrower, the LC Issuers and the Administrative Agent shall not be required with respect to any assignment by any Lender to an Affiliate of such Lender or to another Lender and (B) any Lender may at any time, without the consent of the Borrower, any LC Issuer or the Administrative Agent, and without any requirement to have an Assignment and Acceptance executed, assign all or any part of its rights under this Agreement to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from any of its obligations hereunder.
          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment Amount of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.
          (e) Each Lender may sell participations to one or more banks or other entities (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and its participation in Facility LCs); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement, other than any such amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Advance or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Advance or Commitment, extends any Commitment, releases any guarantor of any such Advance or releases any substantial portion of collateral, if any, securing any such Advance.
          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender (subject to customary exceptions regarding regulatory requirements, compliance with legal process and other requirements of law).

          (g) If any Lender (i) shall make demand for payment under Section 2.11(a), 2.11(b) or 2.14, (ii) shall deliver any notice to the Administrative Agent pursuant to Section 2.12 resulting in the suspension of certain obligations of the Lenders with respect to Eurodollar Advances or (iii) does not consent to an amendment or waiver that requires the consent of all Lenders and has been approved by the Majority Lenders, then (in the case of clause (i)) within 60 days after such demand (if, but only if, such payment demanded under Section 2.11(a), 2.11(b) or 2.14 has been made by the Borrower) or (in the case of clause (ii)) within 60 days after such notice (if such suspension is still in effect) or (in the case of clause (iii)), within 60 days after the date a draft of the applicable amendment or waiver was delivered to such Lender, as the case may be, the Borrower may demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower and reasonably acceptable to the Administrative Agent and the LC Issuers all (but not less than all) of such Lender’s Commitment, the Advances owing to it and its participation in the Facility LCs and all of its other rights and obligations hereunder within the next succeeding 30 days. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignee for all of such Lender’s Commitment, Advances and participation in Facility LCs, then such Lender may (but shall not be required to) assign such Commitment and Advances to any other Eligible Assignee in accordance with this Section 8.07 during such period.
          (h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 8.07, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advance to the Granting Bank or to any financial institution (consented to by the Borrower and Administrative Agent, which consents shall be unreasonably withheld or delayed) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 8.07(h) may not be amended in any manner which adversely affects a Granting Bank or an SPC without the written consent of such Granting Bank or SPC.
     SECTION 8.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.
     SECTION 8.09 Consent to Jurisdiction; Certain Waivers. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND ANY UNITED STATES DISTRICT COURT SITTING IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.
     (b) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.
     SECTION 8.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 8.11 Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, oral or written, relating to the subject matter hereof.
     SECTION 8.12 USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, the Administrative Agent and the Lenders will ask for the Borrower’s name, tax identification number and business address and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.
     SECTION 8.13 Termination of Existing Credit Facilities. The Borrower and each Lender that is a party to an Existing Credit Facility (which Lender either (a) is the sole lender under such Existing Credit Facility or (b) together with other Lenders that are parties to such Existing Credit Facility constitute the “Majority Lenders” under and as defined in such Existing Credit Facility) agree that concurrently with the effectiveness hereof pursuant to Section 3.01, all commitments to extend credit under such Existing Credit Facility shall terminate and be of no further force or effect (without regard to any requirement in such Existing Credit Facility for prior notice of termination of such commitments).
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PECO ENERGY COMPANY

By:

Name:
Title:
PECO Credit Agreement

THE LENDERS

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By:

Name:
Title:
PECO Credit Agreement

BANK OF AMERICA, N.A., as a Co-Syndication
Agent, as an LC Issuer and as a Lender

By:

Name:
Title:
PECO Credit Agreement

THE BANK OF NOVA SCOTIA, as a Co-
Syndication Agent, as an LC Issuer and as a Lender

By:

Name:
Title:
PECO Credit Agreement

BARCLAYS BANK PLC,

By:

Name:
Title:
PECO Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:
PECO Credit Agreement

CITIBANK, N.A.

By:

Name:
Title:
PECO Credit Agreement

BNP PARIBAS

By:

Name:
Title:
PECO Credit Agreement

MIZUHO CORPORATE BANK, LTD.

By:

Name:
Title:
PECO Credit Agreement

ABN AMRO BANK, N.V.

By:

Name:
Title:
PECO Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:

Name:
Title:
PECO Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH

By:

Name:
Title:
PECO Credit Agreement

DRESDNER BANK AG, NEW YORK AND
GRAND CAYMAN BRANCHES

By:

Name:
Title:
PECO Credit Agreement

LEHMAN BROTHERS BANK, FSB

By:

Name:
Title:
PECO Credit Agreement

MERRILL LYNCH BANK USA

By:

Name:
Title:
PECO Credit Agreement

THE BANK OF NEW YORK, as a Co-
Documentation Agent and as a Lender

By:

Name:
Title:
PECO Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC

By:

Name:
Title:
PECO Credit Agreement

UBS LOAN FINANCE LLC

By:

Name:
Title:
PECO Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CHICAGO BRANCH, as a Co-Documentation Agent and as a Lender

By:

Name:
Title:
PECO Credit Agreement

MORGAN STANLEY BANK

By:

Name:
Title:
PECO Credit Agreement

WILLIAM STREET COMMITMENT CORPORATION

By:

Name:
Title:
PECO Credit Agreement

KEYBANK NATIONAL ASSOCIATION

By:

Name:
Title:
PECO Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:

Name:
Title:
PECO Credit Agreement

MELLON BANK, N.A.

By:

Name:
Title:
PECO Credit Agreement

THE NORTHERN TRUST COMPANY

By:

Name:
Title:
PECO Credit Agreement

SUNTRUST BANK

By:

Name:
Title:
PECO Credit Agreement

UNION BANK OF CALIFORNIA

By:

Name:
Title:
PECO Credit Agreement

NATIONAL CITY BANK

By:

Name:
Title:
PECO Credit Agreement

SCHEDULE I
PRICING SCHEDULE
     The “Applicable Margin,” the “LC Fee Rate,” the “Facility Fee Rate” and the “Utilization Fee Rate” for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

	Applicable
	Margin and LC	Facility Fee
Status	Fee Rate	Rate	Utilization Fee Rate
Level I	0.190%	0.060%	0.050%
Level II	0.230%	0.070%	0.050%
Level III	0.270%	0.080%	0.050%
Level IV	0.350%	0.100%	0.050%
Level V	0.475%	0.125%	0.050%
Level VI	0.600%	0.175%	0.050%
     The Applicable Margin, the LC Fee Rate, the Facility Fee Rate and the Utilization Fee Rate shall be determined in accordance with the table above based on the Status in effect from time to time. The Status in effect on any date for purposes of this Pricing Schedule is based on the Moody’s Rating and S&P Rating in effect at the close of business on such date.
     For the purposes of the foregoing (but subject to the final paragraph of this Pricing Schedule):
     “Level I Status” exists at any date if, on such date, the Moody’s Rating is A2 or better or the S&P Rating is A or better.
     “Level II Status” exists at any date if, on such date, (i) Level I Status does not exist and (ii) the Moody’s Rating is A3 or better or the S&P Rating is A- or better.
     “Level III Status” exists at any date if, on such date, (i) neither Level I Status nor Level II Status exists and (ii) the Moody’s Rating is Baa1 or better or the S&P Rating is BBB+ or better.
     “Level IV Status” exists at any date if, on such date, (i) none of Level I Status, Level II Status or Level III Status exists and (ii) the Moody’s Rating is Baa2 or better or the S&P Rating is BBB or better.
     “Level V Status” exists at any date if, on such date, (i) none of Level I Status, Level II Status, Level III Status or Level IV status exists and (ii) the Moody’s Rating is Baa3 or better or the S&P Rating is BBB- or better.
     “Level VI Status” exists at any date if, on such date, none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists.

I-1

     “Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.
     If the S&P Rating and the Moody’s Rating create a split-rated situation and the ratings differential is one level, the higher rating will apply. If the differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the two intermediate ratings will apply. If the Borrower has no Moody’s Rating or no S&P Rating, Level VI Status shall exist.

I-2

SCHEDULE II
COMMITMENTS

Lender	Commitment
Barclays Bank PLC	$33,636,363.64
JPMorgan Chase Bank, N.A.	$33,636,363.64
Wachovia Bank, N.A.	$33,636,363.64
Bank of America, N.A.	$30,909,090.90
Citibank, N.A.	$30,909,090.90
The Bank of Nova Scotia	$30,909,090.90
BNP Paribas	$28,181,818.18
Mizuho Corporate Bank, Ltd.	$27,272,727.27
ABN AMRO Bank N.V.	$25,909,090.91
Credit Suisse, Cayman Islands Branch	$25,909,090.91
Deutsche Bank AG, New York Branch	$25,909,090.91
Dresdner Bank AG	$25,909,090.91
Lehman Brothers Bank	$25,909,090.91
Merrill Lynch Bank USA	$25,909,090.91
Morgan Stanley Bank	$25,909,090.91
The Bank of New York	$25,909,090.91
The Royal Bank of Scotland plc	$25,909,090.91
UBS Loan Finance LLC	$25,909,090.91
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$16,818,181.82
KeyBank National Association	$13,636,363.64
U.S. Bank National Association	$13,636,363.64
William Street Commitment Corporation	$13,636,363.64
SunTrust Bank	$9,090,909.09
Union Bank of California, N.A.	$9,090,909.09
Mellon Bank, N.A.	$6,818,181.82
The Northern Trust Company	$6,818,181.82
National City Bank	$2,272,727.27
TOTAL	$600,000,000.00

II-1

SCHEDULE III
EXISTING CREDIT FACILITIES
$1,000,000,000 revolving credit facility due July 2009 with Exelon, Genco and the Borrower as co-borrowers.
$500,000,000 revolving credit facility due October 2006 with Exelon, Genco and the Borrower as co-borrowers.

A-1

EXHIBIT A
FORM OF ASSIGNMENT AND ACCEPTANCE
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) other than claims for indemnification or reimbursement with respect to any period prior to Effective Date (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:

2.	Assignee: [and is an Affiliate of Assignor]

3.	Borrower:PECO Energy Company

4.	Administrative Agent: JPMorgan Chase Bank, N.A.

5.	Credit Agreement: Credit Agreement, dated as of October 26, 2006, among the Borrower, the Lenders party thereto, and the Administrative Agent.

6.	Assigned Interest:

Aggregate Amount of
	Commitment/	Amount of Commitment/
	Outstanding Credit	Outstanding Credit	Percentage Assigned of
	Exposure for all	Exposure	Commitment/ Outstanding
Facility Assigned	Lenders *	Assigned*	Credit Exposure [1]
	$	$	_______%
	$	$	_______%
	$	$	_______%
7.	Trade Date: [2]
Effective Date:                     , 20___[TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Title:
[Consented to and]3 Accepted:
JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Title:
[Consented to:]4
[NAME OF RELEVANT PARTY]
By:
Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[2]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[4]	To be added only if the consent of the Borrowers and/or other parties (e.g. LC Issuer) is required by the terms of the Credit Agreement.

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement, (v) inspecting any of the property, books or records of the Company, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Credit Extensions or the Credit Agreement.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Credit Agreement will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
          2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignee.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

ADMINISTRATIVE QUESTIONNAIRE
(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS
(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

EXHIBIT B
FORM OF NOTICE OF BORROWING
[Date]
JPMorgan Chase Bank, N.A.,
as Administrative Agent,
and the Lenders that are parties to
the Credit Agreement referred to below
1111 Fannin St., 10th Floor
Houston, TX 77002
Attention: Utilities Department
North American Finance Group
Ladies and Gentlemen:
     The undersigned, PECO Energy Company (the “Borrower”), refers to the Credit Agreement, dated as of October 26, 2006, among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”), and hereby gives you notice, irrevocably, pursuant to Section 2.02(a) of the Credit Agreement that the undersigned requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
     (i) The Business Day of the Proposed Borrowing is       , 20___.
     (ii) The Type of Advances to be made in connection with the Proposed Borrowing is [Base Rate Advances] [Eurodollar Advances].
     (iii) The aggregate amount of the Proposed Borrowing is $___.
     (iv) The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [14 days] [___month[s]].
          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
     (A) the representations and warranties of the undersigned contained in Section 4.01 of the Credit Agreement (excluding the representations and warranties set forth in Section 4.01(e) and the first sentence of Section 4.01(f) of the Credit Agreement) are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

B-1

     (B) no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or Unmatured Event of Default; and
     (C) after giving effect to the Proposed Borrowing, the undersigned will not have exceeded any limitation on its ability to incur indebtedness (including any limitation imposed by any governmental or regulatory authority).

Very truly yours,

PECO ENERGY COMPANY

By

Name:
Title:

B-2

EXHIBIT C
FORM OF INCREASE REQUEST
                    , 20____
JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below
Ladies/Gentlemen:
     Please refer to the Credit Agreement dated as of October 26, 2006 among PECO Energy Company, as borrower (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
     In accordance with Section 2.18 of the Credit Agreement, the Borrower hereby requests an increase in the Aggregate Commitment Amount from $                     to $                    . Such increase shall be made by [increasing the Commitment Amount of                      from $                     to $                    ] [adding                      as a Lender under the Credit Agreement with a Commitment Amount of $                    ] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among the Borrower, the Administrative Agent and the [increasing] [new] Lender.
     The Borrower certifies that (A) the representations and warranties contained in Section 4.01 of the Credit Agreement will be correct on the date of the increase requested hereby, before and after giving effect to such increase, as though made on and as of such date; and (B) no event has occurred and is continuing, or shall have occurred and be continuing as of the date of the increase requested hereby, that constitutes an Event of Default or Unmatured Event of Default.

Very truly yours,

PECO ENERGY COMPANY

By:
Name:
Its:

ANNEX I TO EXHIBIT C
_____, 20__
JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below
Ladies/Gentlemen:
     Please refer to the letter dated                     , 20___from PECO Energy Company (the “Borrower”) requesting an increase in the Aggregate Commitment Amount from $                     to $                     pursuant to Section 2.18 of the Credit Agreement dated as of October 26, 2006 among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
     The undersigned hereby confirms that it has agreed to increase its Commitment Amount under the Credit Agreement from $                     to $                     effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING LENDER]

By:

Title:

Accepted as of
                    , 20___
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:

Name:

Title:

ANNEX II TO EXHIBIT C
_______, 20___
JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below
Ladies/Gentlemen:
     Please refer to the letter dated                     , 20___from PECO Energy Company (the “Borrower”) requesting an increase in the Aggregate Commitment Amount from $                     to $                     pursuant to Section 2.18 of the Credit Agreement dated as of October 26, 2006 among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
     The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment Amount of $                     effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by the Administrative Agent or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.
     The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.
     The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.
     The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.
     The following administrative details apply to the undersigned:
          (A) Notice Address:

Legal name:
Address:

Attention:
Telephone: (___)
Facsimile: (___)

(B)	Payment Instructions:
Account No.:
At:

Reference:
Attention:
     The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement.

Very truly yours,

[NAME OF NEW LENDER]

By:

Title:

Accepted as of
                    , 20___
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:

Name:

Title:

By
Name:
Title:

EXHIBIT D
FORM OF OPINION LETTER OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP
October 26, 2006
To each of the Agents and the Lenders that is
a party to the Credit Agreement, dated as of October 26, 2006, among PECO Energy Company,
as Borrower, the various financial institutions
named therein, as Lenders, and JPMorgan Chase Bank, N.A.,
as Administrative Agent
          Re: $600,000,000 Credit Agreement
Ladies and Gentlemen:
          This opinion letter is furnished to you pursuant to Section 3.01(b)(iv) of the $600,000,000 Credit Agreement, dated as of October 26, 2006 (the “Agreement”), among PECO Energy Company (the “Borrower”), the various financial institutions named therein, as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise specified, terms defined in the Agreement are used herein as therein defined.
          We have acted as counsel for the Borrower in connection with the preparation, execution and delivery of the Agreement. In that capacity, we have examined the following:
          (i) the Agreement;
          (ii) the articles of incorporation of the Borrower and all amendments thereto (the “Articles”);
          (iii) the by-laws of the Borrower and all amendments thereto (the “Bylaws”);
          (iv) an Affidavit from Esquire Assist, Ltd. dated ______, 2006, stating that, based on its search of the records of the Pennsylvania Corporation Bureau up to and including ______, 2006, the Borrower is validly subsisting (the “Esquire Affidavit”);
          (v) a certificate of an Assistant Secretary of the Borrower dated ______, 2006, as to the resolutions of the board of directors of the Borrower; and
          (vi) an order of the Pennsylvania Public Utility Commission (the “PAPUC”), dated May 19, 2006 (docket number S-00061118), authorizing the issuance by the Borrower of up to $3 billion principal amount of unsecured notes, debentures, bank loans, or pollution control notes.
          We have also examined, and relied upon the accuracy of factual matters contained in, originals or copies, certified or otherwise identified to our satisfaction, of such other organizational records of the Borrower, certificates or comparable documents of public officials and of officers of the Borrower, and agreements, instruments and documents and have made such examinations of law as we have deemed necessary in connection with the opinions set forth below.
          We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies. We have made no independent factual investigation other than as described above, and as to other factual matters, we have relied exclusively on the facts stated in the representations and warranties contained in the Agreement and the Exhibits and Schedules to the Agreement (other than representations and warranties constituting conclusions of law on matters on which we opine). We have not examined any records of any court, administrative tribunal or other similar entity in connection with this opinion letter.
          When an opinion or confirmation is given to our knowledge, the relevant knowledge is limited to the actual contemporaneous knowledge of facts, without investigation, by the lawyer who is our current primary contact for the Borrower and the individual lawyers in this firm who have participated in the specific transaction to which this opinion letter relates.
          We have also assumed, without verification, (i) that each party to the Agreement and the agreements, instruments and documents executed in connection therewith, other than the Borrower (each such party an “Other Party”), has the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Agreement and such other agreements, instruments and documents, (ii) the due authorization, execution and delivery by each Other Party of the Agreement and such other agreements, instruments and documents and (iii) that the Agreement and such other agreements, instruments and documents constitute legal, valid and binding obligations of each Other Party, enforceable against such Other Party in accordance with their respective terms.
          Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:
     1. The Borrower is a corporation duly formed and presently subsisting under the laws of the Commonwealth of Pennsylvania.
     2. The execution and delivery by the Borrower of the Agreement and the performance by the Borrower of its obligations thereunder (a) are within the Borrower’s corporate powers, (b) have been duly authorized by all necessary corporate action of the Borrower, (c) do not (i) violate the Articles or the Bylaws or (ii) violate any present statute, rule or regulation promulgated by the United States or the Commonwealth of Pennsylvania, (d) will not, as of the date hereof, breach or result in a default under the items listed in the Exhibit Index to the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Form 10-Q for each of the fiscal quarters ended March 31 and June 30, 2006 and Forms 8-K filed with the United States Securities and Exchanged Commission during the period between January 1, 2006 and the date hereof

(collectively, the “34 Act Filings”), and (e) do not result in the creation or imposition of any lien, security interest or other charge or encumbrance upon or with respect to any property of the Borrower pursuant to any agreement or instrument referred to in clause d, except security interests and liens created under the Agreement.
     3. No consent or approval of, or notice to or filing with, any federal or state regulatory authority of the United States or the Commonwealth of Pennsylvania is required by the Borrower in connection with the execution or delivery by the Borrower of the Agreement, except for the authorization of the PAPUC, which authorization has been received and is in full force and effect.
     4. The Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
     5. The Borrower is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.
          We do not have knowledge of any litigation or governmental proceeding that is pending or threatened in writing against the Borrower (i) that is required to be disclosed in the 34 Act Filings, other than those proceedings referred to in the 34 Act Filings, or (ii) with respect to the Agreement.
          The foregoing opinions are subject to the following exceptions, limitations and qualifications:
     (a) Our opinions are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.
     (b) We draw your attention to the provisions of Section 911(b) of the Pennsylvania Crimes Code (the “Crimes Code”), 18 Pa. C.S. § 911(b), in connection with the fact that the Advances bear floating rates of interest. Section 911(b) of the Crimes Codes makes it unlawful to use or invest income derived from a pattern of “racketeering activity” in the establishment or operation of any enterprise. “Racketeering activity,” as defined in the Crimes Code, includes the collection of money or other property in full or partial satisfaction of a debt which arose as the result of the lending of money or other property at a rate of interest exceeding 25% per annum where not otherwise authorized by law.
     (c) We express no opinion as to the application or requirements of federal or state securities (except with respect to the opinion in paragraph 7), patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental health and safety or tax laws in respect of the transactions contemplated by or referred to in the Agreement.
     (d) We express no opinion as to the validity or enforceability of any provision of the Agreement which (i) permits the Lenders to increase the rate of interest or to collect a late charge in the event of delinquency or default to the extent deemed to be penalties or forfeitures; (ii) purports to be a waiver by the Borrower of any right or benefit except to the extent permitted by applicable law; (iii) purports to require that waivers must be in writing to the extent that an oral agreement or implied agreement by trade practice or course of conduct modifying provisions of the Agreement has been made; (iv) purports to exculpate any party from its own negligent acts; (v) purports to be a waiver of the right to a jury trial or (vi) purports to authorize any Participant to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by such Participant to or for the account of the Borrower.
          We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania and the federal law of the United States.
          A copy of this opinion letter may be delivered by you to each financial institution that may become a Lender under the Agreement, and such persons may rely on this opinion letter to the same extent — but to no greater extent — as the addressees. This opinion letter may be relied on by you and such persons to whom you may deliver copies as provided in the preceding sentence only in connection with the consummation of the transactions described herein and may not be used or relied upon by you or any other person for any other purpose, without in each instance our prior written consent.
           This opinion letter is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion letter beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.
Very truly yours,
BALLARD SPAHR ANDREWS & INGERSOLL, LLP

EXHIBIT E
FORM OF ANNUAL AND QUARTERLY COMPLIANCE CERTIFICATE
                    , 20____
          Pursuant to the Credit Agreement, dated as of October 26, 2006, among PECO Energy Company (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”), the undersigned, being                      of the Borrower, hereby certifies on behalf of the Borrower as follows:
          1. [Delivered] [Posted concurrently]* herewith are the financial statements prepared pursuant to Section 5.01(b)[(ii)/(iii)] of the Credit Agreement for the fiscal                      ended                     , 20___. All such financial statements comply with the applicable requirements of the Credit Agreement.

*	Applicable language to be used based on method of delivery.
          2. Schedule I hereto sets forth in reasonable detail the information and calculations necessary to establish the Borrower’s compliance with the provisions of Section 5.02(c) of the Credit Agreement as of the end of the fiscal period referred to in paragraph 1 above.
          3. (Check one and only one:)
          ___No Event of Default or Unmatured Event of Default has occurred and is continuing.
          ___An Event of Default or Unmatured Event of Default has occurred and is continuing, and the document(s) attached hereto as Schedule II specify in detail the nature and period of existence of such Event of Default or Unmatured Event of Default as well as any and all actions with respect thereto taken or contemplated to be taken by the Borrower.
          4. The undersigned has personally reviewed the Credit Agreement, and this certificate was based on an examination made by or under the supervision of the undersigned sufficient to assure that this certificate is accurate.

E-1

     5. Capitalized terms used in this certificate and not otherwise defined shall have the meanings given in the Credit Agreement.

PECO ENERGY COMPANY

By

Name:

Title:

Date:

E-2